UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 5, 2015

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01     Entry into a Material Definitive Agreement

Item 8.01     Other Events

Item 9.01     Financial Statements and Exhibits

Signatures

Exhibit Index

Ex-99	Press release of Ormat Technologies, Inc. dated February 5, 2015

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01     Entry into a Material Definitive Agreement

On February 5, 2015, Ormat Nevada Inc. (“Ormat Nevada”), a wholly-owned subsidiary of Ormat Technologies, Inc. (the “Company”), entered into an Agreement for Purchase of Membership Interests (the “Purchase Agreement”) with Northleaf Geothermal Holdings, LLC (“Northleaf”), pursuant to which Ormat Nevada has agreed to sell to Northleaf 100% of the Class B Membership Interests, which represent approximately 40% of the aggregate membership interests, in ORPD LLC, a new holding company subsidiary of Ormat Nevada (“ORPD”), and to admit Northleaf as a member of ORPD. In connection with the transaction, Ormat Nevada will contribute certain of its project company-subsidiaries that own certain geothermal and recovered energy generation power plants to ORPD.

The power plants that will be contributed to ORPD include the Puna geothermal power plant in Hawaii, the Don A. Campbell geothermal power plant in Nevada, and nine power plant units across three recovered energy generation assets known as OREG 1, OREG 2 and OREG 3. Ormat Nevada will continue to operate and maintain the power plants.

The purchase price for the sale of the ORPD membership interests under the Purchase Agreement is approximately $175.0 million, subject to certain adjustments based on the closing date of the sale as provided in the Purchase Agreement. The percentage membership interest to be acquired by Northleaf is also subject to adjustment based on the exchange rate between Canadian and U.S. dollars.

The Purchase Agreement contains customary covenants, representations and warranties of the parties, including, among others, a covenant by Ormat Nevada to cause ORPD and the project companies that own the power plants to operate their respective businesses in the ordinary course during the interim period between the execution of the Purchase Agreement and the closing of the sale. The closing of the sale is subject to conditions customary for transactions of this type. Assuming satisfaction or waiver of the conditions under the Purchase agreement, the sale is expected to close in the first quarter of 2015.

Under the ORPD LLC Agreement (which will be executed at closing), 100% of the cash generated by the power plants will be distributed, subject to reasonable reserves to be determined by Ormat Nevada, according to agreed allocations, including a preferred distribution either to Ormat Nevada or to Northleaf based on the actual avoided cost under the power purchase agreement for the Puna power plant.

The foregoing summary is not a complete description of all of the parties’ rights and obligations under the Purchase Agreement or the ORPD LLC Agreement and is qualified in its entirety by reference to the Purchase Agreement and the ORPD LLC Agreement included as an exhibit thereto, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K.

Item 8.01     Other Events.

On February 5, 2015, the Company issued a press release announcing that Ormat Nevada had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99 to this report on Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99	Press release of Ormat Technologies, Inc. dated February 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: February 5, 2015

EXHIBIT INDEX

Exhibit Number	Description

99	Press release of Ormat Technologies, Inc. dated February 5, 2015